UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported) December 16, 2006
SOLECTRON CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California		95035

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 957-8500
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.02 Results of Operations and Financial Condition
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1

ITEM 2.02 Results of Operations and Financial Condition
     On December 21, 2006, Solectron Corporation (“Solectron”) announced its results of operations for its fiscal quarter ended November 24, 2006. A copy of the Company’s press release announcing such results dated December 21, 2006 is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are furnished with the Securities and Exchange Commission (“SEC”).
     Solectron includes the use of a non-GAAP financial measure in the attached exhibit. In accordance with Item 10(e)(i) of Regulation S-K, Solectron is required to provide a statement disclosing the reasons why management believes that presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s results of operations.
     Solectron management evaluates and makes certain operating decisions (e.g. inventory management, site locations, personnel decisions) using various operating measures. These measures are generally based on the revenues and certain costs of its operations, such as cost of goods sold and selling, general and administrative expenses. One such measure is non-GAAP net income (loss), which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income (loss) from continuing operations excluding, as applicable, restructuring charges (severance and benefits, excess facilities and asset-related charges), amortization of intangible assets, stock compensation expense, investment related losses (gains), impairment charges for goodwill, intangible assets and other long-lived assets, and losses (gains) on the extinguishment of debt and other debt-related charges. Non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Management believes it is useful to exclude restructuring charges in measuring Solectron’s operations. Solectron has dramatically reduced headcount and facilities in recent years. As a result, Solectron’s GAAP statements of operations have included significant charges related to such restructurings. Furthermore, management believes amortization of intangible assets, stock compensation expense, investment related losses (gains), impairment charges for goodwill, intangible assets and other long-lived assets, and losses (gains) on the extinguishment of debt and other debt-related charges, are infrequent events, which make the results less comparable between reporting periods.
     Management believes that non-GAAP net income (loss) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached press release with their most directly comparable GAAP financial results.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 16, 2006, Solectron and Warren Ligan, Senior Vice President and Chief Accounting Officer, entered into a Transition Agreement and General Release (the “Agreement”). The Agreement supercedes and replaces Mr. Ligan’s Employment Agreement dated July 13, 2005 (the “Original Employment Agreement”), which was filed as an exhibit to a Report on Form 8-K filed on July15, 2005.

     Pursuant to the Agreement, Mr. Ligan will continue in his current role until his successor is hired and subsequently trained to assume Mr. Ligan’s duties (such date of assumption of duties, the “Transition Date”). Mr. Ligan shall voluntarily resign from his current role on the Transition Date and shall thereafter serve as a Special Advisor to Solectron at his then current salary (and continued bonus eligibility, benefits and equity vesting) until no later than December 31, 2008.
     If Mr. Ligan is terminated prior to the Transition Date for other than cause, death or disability, he will receive severance benefits consistent with Solectron’s severance policy for similarly situated executives. If (i) Mr. Ligan remains employed through December 31, 2008 and his successor’s hiring has occurred on or before June 1, 2008, or (ii) Mr. Ligan is terminated following the Transition Date and prior to December 31, 2008 for other than cause, death or disability, Mr. Ligan will receive severance of continued payment of base salary for 12 months (subject to his execution of a release of claims).
     In the case of termination upon a change in control, Mr. Ligan will be entitled to the severance benefits set forth in Section 5(b) of the Original Employment Agreement, in lieu of any other severance benefits set forth in the Agreement, if he is terminated in a manner that would otherwise entitle him to such severance; provided, that, Mr. Ligan’s transition to Special Advisor under the Agreement will not entitle him to resign for Good Reason (as defined in the Employment Agreement) and receive any such severance benefits.

ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description

99.1	Press release dated December 21, 2006 announcing Solectron’s earnings for the fiscal quarter ended November 24, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006	Solectron Corporation
/s/ Todd DuChene
Todd DuChene
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

99.1	Press release dated December 21, 2006 announcing Solectron’s earnings for the fiscal quarter ended November 24, 2006.